Exhibit 10.17

SECURED PROMISSORY NOTE

US $25,000.00	March 12, 2010

FOR VALUE RECEIVED, the undersigned, ZEROSMOKE NORTH AMERICA, INC., a Florida corporation (“ZeroSmoke or “Borrower”)  hereby, promises to pay to the order of Cargo Connection Logistics Holding, Inc., a Florida corporation (the “Lender”), the aggregate unpaid principal amount of Twenty-Five Thousand Dollars (US$25,000.00) (the “Principal Amount”) pursuant to this promissory note (as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein, the “Note”), together with all accrued but unpaid interest on the principal balance of this Note from time to time outstanding from the Funding Date until payment in full, without set-off, deduction or counterclaim, at the rate and at the times set forth herein.

1. Defined Terms.

(a) “Affiliate” shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

(b) “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of the State of Florida.

(c) “Extension Maturity Date” shall mean (i) the date that is six months from the Original Maturity Date, and (ii) in the event that the Note is renewed and extended beyond the Original Maturity Date, the date that is six months from the previous Extension Maturity Date; subject to the Final Maturity Date.

(d) “Funding Date” shall mean the date that Lender delivers the Principal Amount to the Borrower.

(e) “Original Maturity Date” shall mean the date that is three months from the Funding Date.

(f) “Person” shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

(g) “Prime Rate” shall mean the highest “Prime Rate” as published in the Wall Street Journal’s “Money Rates” table, which is described as the base rate on corporate loans at large U.S. money center banks.

(h) “Subsidiary” shall mean, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity.

2. Commitment, Use of Proceeds, Funding.  The Lender agrees, subject to the terms and conditions of this Note, to loan to the Borrowers the Principal Amount, which shall be used by the Borrowers for those expenses as set forth on Schedule A attached hereto. The use of the net proceeds of this Note received by the Borrowers (excluding any interest prepaid on the Funding Date) shall be in proportion to those specific line items set forth in Schedule A.  Any amendment, revision or change to Schedule A shall require the prior written consent of Lender and the Borrowers. The Lender shall deliver the Principal Amount (subject to adjustment for costs and expenses as set forth in Section 13(e)), on the Funding Date, via wire transfer in immediately available funds, to an account designated by the Borrowers.

3. Interest.

(a) Calculation of Interest; Payments.

The Borrowers promise to pay interest quarterly on the Principal Amount of this Note to Lender at the rate and in the manner specified herein.  Subject to Section 11(a) hereof, interest shall accrue at 20% per annum (the “Interest Rate”) on the outstanding balance of this Note (including accrued but unpaid interest and all other sums due under this Note) during the period this Note is outstanding.  For purposes of calculating interest accrued hereon at the Interest Rate, the Interest Rate shall be calculated on the basis of the actual days elapsed over a 365-day year, as the case may be, from the Funding Date.  At all times accrued but unpaid interest, if any, and all other sums due under this Note, shall be deemed part of the unpaid principal balance of this Note.

(b) Maximum Interest Rate.  In no event shall the interest rate payable with respect to this Note exceed the maximum rate of interest permitted to be charged under applicable law (the “Maximum Rate”).  If the amount of interest payable for the account of the Lender exceeds the Maximum Rate, the amount of interest payable for Lender’s account on such Interest Payment Date shall automatically be reduced to the Maximum Rate.

4. Payments.

(a) Payments of Principal and Interest.   The outstanding balance due under this Note, including all principal and accrued but unpaid interest and all other sums due under this Note, shall be paid by the Borrowers to the Lender on the later to occur of (i) the Original Maturity Date, or (ii) on the last Extension Maturity Date where this Note remains outstanding; provided, however, that the outstanding balance due under this Note, including all principal and accrued but unpaid interest and all other sums due under this Note, shall become fully, finally and absolutely due and payable to the Lender no later than the Final Maturity Date.

All such payments shall be paid by the Borrowers to the Lender in cash by wire transfer in immediately available funds to an account designated by the Lender.  If the designated payment date is not a Business Day, such payment shall be made on the next succeeding Business Day.

(b) Prepayment. The Borrowers may at any time prepay, in whole or in part and without penalty, the outstanding principal balance of this Note, plus accrued but unpaid interest thereon.  All payments made hereunder shall be applied first in reduction of current interest due (if any), and any remaining amount in the reduction of the outstanding principal balance.

5. Acceleration.  If while this Note remains outstanding there occurs a Sale of a Borrower (as hereafter defined), then the entire outstanding principal amount of and accrued but unpaid interest on this Note shall immediately become due and payable unless waived in writing by the Lender.  For purposes hereof, “Sale” shall mean a single transaction or a series of related transactions having the effect of (i) the sale, exchange or other transfer of all or substantially all of the assets, rights and properties (including, but not limited to the Intellectual Property) of a Borrower, (ii) the merger or consolidation, amalgamation or other similar transaction in which a Borrower is a participant, or (iii) the sale, exchange or other transfer of a majority of the issued and outstanding securities of a Borrower.

6. Security.  The full payment by the Borrowers to the Lender of the entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be secured by certain collateral (the “Collateral”) as set forth in that certain Security Agreement, dated the date hereof and attached hereto as Exhibit A (the “Security Agreement”).

7. Representations and Warranties.

The Borrowers represent and warrant as follows:

(a) Each Borrower, (i) is duly organized, validly existing and in good standing under the laws of the State of Florida, (ii) is duly qualified and in good standing as a foreign entity in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to enter into this Note, the Security Agreement (collectively, the “Loan Documents”) and to perform all of the obligations to be performed under the Loan Documents to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b) The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party, and the consummation of the transactions contemplated hereby are within such Borrower’s powers (corporate or otherwise), have been duly authorized by all necessary action, and do not (i) contravene such Borrower’s articles of incorporation or bylaws, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, agreement, arrangement, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Borrower, any of its Affiliates or any of their  assets or properties, or (iv) except for the liens created under the Security Agreement, result in or require the creation or imposition of any lien upon or with respect to any of the assets or properties of such Borrower’s or any of its Subsidiaries.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by a Borrower of any Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated thereby or (ii) the grant by a Borrower of the liens granted by it pursuant to the Security Agreement.

(d) The Loan Documents when delivered hereunder will have been, duly executed and delivered by the Borrowers.  The Loan Documents when delivered hereunder will be, the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms.

(e) There is no action, suit, investigation, litigation or proceeding affecting the Borrowers or any of their respective Subsidiaries, pending or threatened before any court, governmental agency or arbitrator that (i) could have a material adverse effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated by the Loan Documents.

(f) The Borrowers own, clear of any liens, mortgages, adverse claims, charges, security interests or other encumbrances, or is licensed or otherwise has the legally enforceable right to use, all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of the Borrowers’ business as currently conducted;

(i) no claims are pending or threatened that the Borrowers are  infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by and/or licensed to the Borrowers in connection with their operation of the business and there are no valid grounds for any such claims;

(ii) no person is infringing on or otherwise violating any right of the Borrowers with respect to any Intellectual Property owned by and/or licensed to the Borrowers in connection with the operation of the Borrowers’ business;

(iii) there are no valid grounds for any claim challenging the ownership or validity of any Intellectual Property owned by the Borrowers or challenging the Borrowers’ license or legally enforceable right to use any Intellectual Property licensed by it; and

(iv) all patents, registered trademarks, service marks and copyrights held by the Borrowers which are used in connection with the business are valid and subsisting.

(v) For purposes of this Note, “Intellectual Property” means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works of authorship, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code and data); licenses, immunities, covenants not to sue and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

(g) The Borrowers are the legal and beneficial owner of the Collateral free and clear of any lien, except for the liens and security interests created or permitted under the Loan Documents.

(h) The Borrowers are, and shall be after the consummation of the transactions contemplated hereby, solvent.

8. Affirmative Covenants

.  The Borrowers hereby covenant and agree that, for so long as there remains any outstanding and unpaid principal or interest under this Note, the Borrowers shall abide by the covenants and agreements set forth below in this Section 8.

(a) Further Assurances.  The Borrowers shall execute and deliver any and all documents and instruments in connection with the transactions contemplated by this Note, the Security Agreement, including without limitation, UCC financing statements and continuation statements, as the Lender shall require.

(b) Books and Records.  The Borrowers shall maintain their books and records in a true, accurate and commercially reasonable manner and grant to the Lender and the Lender’s employees, agents, accountants and attorneys, reasonable access thereto during normal business hours.  The Borrowers hereby specifically authorize (i) the Lender and the Lender’s employees, agents, accountants and attorneys to communicate directly with the accountant(s) for the Borrowers and (ii) such accountant(s) to disclose to the Lender any and all financial statements and other supporting financial documents and schedules (including copies of any management letter with respect to the business, financial condition and other affairs of the Borrowers), for the purpose of inspection and to make extracts therefrom at all reasonable times and as often as the Lender may reasonably require, and pay all reasonable and actual fees, costs and expenses of the Lender in connection therewith.

(c) Deliveries.  The Borrowers shall deliver to the Lender all quarterly and year end financial statements prepared by or on behalf of the Borrowers on or after the date hereof.  All such financial statements shall be prepared in a manner consistent with past practice or if different in the case of a Subsidiary of the Borrowers, consistent with the past practice of the Borrowers with respect to the preparation of financial statements for its Subsidiaries.

(d) Mark Books and Records.  The Borrowers shall appropriately record the Lender’s security interest upon the Collateral in the Borrowers’ books and records.

(e) Certain Expenses.  The Borrowers shall, upon demand of the Lender, pay all reasonable costs and expenses incurred by the Lender (including, without limitation, reasonable attorneys’ fees, filing fees and court costs) in perfecting, monitoring, inspecting, protecting or realizing upon the Collateral or otherwise enforcing or preserving any of its rights under or in connection with this Note, the Security Agreement.  Until the Lender is so reimbursed, such costs and expenses, including interest thereon at the Interest Rate, shall become part of the Obligations (as defined in the Security Agreement) and part of the unpaid principal of this Note.

(f) Notices.  The Borrowers shall, promptly, and in any event within three  (3) days after an officer of each Borrower obtains notice or knowledge thereof, give written notice to the Lender of:

(i) the occurrence of any event that constitutes an Event of Default (as defined herein) or an event that with notice or passage of time would constitute an Event of Default;

(ii) any pending or threatened litigation or governmental investigation or proceeding pending against a Borrower or any or their respective officers, directors or employees, that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of a Borrower;

(iii) any judgment or order against a Borrower or any of its Affiliates, final or otherwise, in an amount in excess of $25,000;

(iv) any setoff, claim, withholding or other defense to which any of the Collateral, or the Lender’s rights with respect to the Collateral, is subject; and

(v) any change in the name under which a Borrower conducts its business, any change of the location of the chief executive office of a Borrower and the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where any of the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

(g) Maintenance of Properties; Conduct of Business. The Borrowers shall maintain and keep, or cause to be maintained and kept, their properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times and continue to engage, and cause each of its Subsidiaries to continue to engage, in the businesses now conducted by them and in related businesses.

(h) Compliance With Laws.  The Borrowers shall comply with all laws, ordinances, regulations or other governmental restrictions applicable to the Borrowers, and maintain all permits, franchises, governmental authorizations, licenses and concessions required or proper to operate its or their businesses as they are currently being operated.

9. Negative Covenants.  The Borrowers agree that, for so long as there remains any outstanding and unpaid principal or interest under this Note, the Borrowers shall abide by the restrictions and negative covenants set forth in this Section 9, unless the Borrowers first obtain the written consent of the Lender to allow the Borrowers to take the action that would otherwise result in a breach of this Section 9.

(a) Indebtedness.  Neither a Borrower nor any Subsidiary of a Borrower shall create, incur, assume, guarantee or suffer to exist any Indebtedness (as defined herein) except Indebtedness to the Lender or an Affiliate thereof.  Notwithstanding anything to the contrary set forth in this Section 9(a), Lender will not unreasonably withhold its consent for the Borrowers to incur additional Indebtedness.

(b) Liens.  Neither a Borrower nor any Subsidiary of a Borrower shall:

(i) create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, encumbrance, charge or other lien, security interest or any interest or title of any vendor, lessor, lender or other secured party (each, a “Lien”) upon any of the Collateral or any other property or assets of a Borrower whether now owned or hereafter acquired;

(ii) transfer any such property or assets or income or property therefrom for the purpose of subjecting the same to the payment of Indebtedness or the performance of any other obligation in priority to payment of its general creditors;

(iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or title retention or purchase money security agreement, device or arrangement;

(iv) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that, if unpaid, would by law or upon bankruptcy or insolvency, or otherwise, be entitled to any priority whatsoever over its general creditors; or

(v) sell, assign or otherwise transfer (except to the extent permitted by Section 9(c) hereof) any accounts (including accounts receivable), contractual rights, Intellectual Property, general intangibles, chattel paper or instruments, with or without recourse;

provided, however, that a Borrower may incur Liens (x) to the Lender in compliance with the terms hereof, and (y) imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as warehousemen’s, materialmen’s and mechanics’ liens and other similar liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of business (collectively, “Permitted Liens”).

(c) Dissolution, Sale of Assets; Recapitalizations.  The Borrowers shall not  dissolve, reorganize (including capital reorganizations), reclassify their capital stock, liquidate, acquire or sell any of their assets (including, but not limited to any Intellectual Property) to any Person or enter into any merger, consolidation, share exchange or business combination with any Person.

(d) Dividends; Restricted Payments.  Neither a Borrower nor any of its Affiliates shall declare or pay any dividends, purchase any stock, provide for any return of capital or any other dividends or make any distribution of any kind on, or purchase, redeem or otherwise retire any of the capital stock of, a Borrower or any of its Affiliates or set aside any sum for any such purpose, including, without limitation, any repurchase of any capital stock of a Borrower or any of its Affiliates, or make any prepayment or other repurchase of any Indebtedness of a Borrower or any of its Affiliates; provided, however, that any Affiliate of a  Borrower may make a distribution to a Borrower that is used solely to (A) pay any principal or interest due on this Note or (B) make a distribution that is used solely to repay or prepay this Note.

(e) Obligations Under the Note.  Neither a Borrower nor any Affiliate of a Borrower shall, by amendment of its Articles of Incorporation, or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Note, the Security Agreement, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Lender.

(f) Other Corporate Matters. For so long as this Note is outstanding, the Borrower shall: (i) not, without the unanimous consent of its directors: (A) file a bankruptcy or insolvency petition or otherwise institute or cause to be instituted insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal beneficial ownership interest, (B) dissolve, liquidate, consolidate, merger, or sell substantially all of the Borrower’s assets or the assets of any other entity in which it has a direct or indirect legal beneficial ownership interest, or (C) amend its articles of incorporation or bylaws, which, in any event may not be amended without the prior written consent of the Lender.

For purposes of this Note, “Indebtedness” of any Person shall mean (i) all indebtedness for borrowed money; (ii) obligations under leases that, in accordance with generally accepted accounting principles constitute capital leases; (iii) notes payable and drafts accepted (including, without limitation, cash overdrafts) representing extensions of credit, whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than three months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (vi) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of indebtedness of others, including, without limitation, any obligation to supply funds to, or in any manner to invest in, directly or indirectly, any Person, to purchase indebtedness or to insure the owner of indebtedness against loss; (vii) obligations in respect of letters of credit; and (viii) any interest rate exchange transaction, pursuant to which a third party has agreed to pay such Person an amount equal to the amount of interest on a notional amount of principal that would have been due and payable on such date.

10. Events of Default.  The occurrence of any of the events set forth below in this Section 10 shall be an “Event of Default” under this Note.

(a) Nonpayment.  The Borrowers shall fail to pay, on or before five (5) Business Days after the date when due, any principal, interest or other amounts payable hereunder.

(b) Breach.

(i) The Borrowers or any Affiliate thereof shall default in the payment of any Indebtedness or other obligation owed to any Person other than the Lender, or default in the performance or observance of the material terms of any agreement, document or instrument pursuant to which such Indebtedness or other obligation pursuant to which such indebtedness or other obligation was created, secured or guaranteed, the effect of which default is to cause or permit the holder of such Indebtedness in excess of an aggregate amount of $25,000 or the obligee of such obligation to cause or permit the same to be due prior to its stated maturity; or

(ii) the Borrowers shall fail or shall have failed to comply with, observe, perform or otherwise breach any covenant, agreement, representation, warranty or other obligation to be performed by the Borrowers under this Note, the Pledge Agreement or the Account Control Agreement;

(iii) the Borrowers or any Affiliate thereof shall fail to comply with, observe, perform or otherwise breach any covenant, agreement, representation, warranty or other obligation to be performed by the Borrowers or such Affiliate under any material agreement  to which they or any of their Affiliates is a party, and such failure shall not be cured or waived in accordance with the terms thereof and the result of which is reasonably likely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrowers.

(c) Bankruptcy.

(i) The Borrowers or any Affiliate thereof shall suffer, or consent to or apply for, the appointment of a receiver, trustee, custodian, liquidator or other officer with similar powers to take possession of all or a substantial portion of its property or operate all or a substantial portion of their business or any of their property, or the Borrowers or any Affiliate thereof shall generally fail to pay its or their debts as they become due, or the Borrowers or any Affiliate thereof shall admit in writing their inability to pay their debts as they become due, or shall make a general assignment for the benefit of creditors;

(ii) the Borrowers or any Affiliate thereof shall file a voluntary petition in bankruptcy, or seek reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the United States Bankruptcy Code, Title 11 of the United States Code, as amended or recodified from time to time (the “Bankruptcy Code”) or under any state or federal law granting relief to debtors, whether now or hereafter in effect (or the board of directors shall adopt any resolution or otherwise authorize action to approve any of the foregoing); or

(iii) any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against the Borrowers or any Affiliate thereof.

(d) Judgments, Etc.  The entry of any judgment against the Borrowers or any Affiliate thereof, or any attachment, levy or execution against any property of the Borrowers or any Affiliate thereof, other than judgments, attachments, levies or executions that, individually or in the aggregate, do not have a material adverse effect on the business of the Borrowers.

(e) Dissolution or Liquidation.  The Borrowers or any Affiliate thereof  shall dissolve or liquidate, or there shall be commenced an action for the involuntary dissolution of the Borrowers or any Affiliate thereof that is not contested by an appropriate proceeding promptly instituted and diligently prosecuted.

(f) Collateral.  The Collateral or any material portion thereof shall be sold, transferred, conveyed, leased or encumbered without the prior written consent of the Lender (at the Lender’s sole discretion).  The Collateral or any material portion thereof shall be taken by, or shall be the subject of any pending or threatened proceeding seeking the taking thereof by, eminent domain or a purchase in lieu thereof.

(g) Post-Closing Covenants.  The Borrowers shall have failed to satisfy their obligations set forth in Section 12 hereof by the thirtieth (30th) day following the Funding Date.

11. Remedies.

(a) Interest Rate Increase.  If an Event of Default occurs and is continuing 30 days after such Event of Default, the Interest Rate shall automatically increase from 20% per annum to 24.0% per annum on any remaining outstanding principal under this Note.   Upon any cure of an Event of Default, the Interest Rate shall revert to the Interest Rate on the first Business Day of the calendar month following the date of such cure.

(b) Acceleration.  If an Event of Default occurs and is continuing under Section 10 hereof, the unpaid principal amount of this Note shall become due and payable automatically and without any action by the Lender, together with any and all accrued interest thereon and all costs payable pursuant to this Note, without presentment, demand, protest, diligence, any additional notice whatsoever or other requirements of any kind, all of which are hereby expressly waived by the Borrowers except as otherwise required by applicable law.

(c) Enforcement.   If an Event of Default occurs and is continuing under Section 10 hereof, the Lender may, without notice to or demand upon the Borrowers, which are hereby expressly waived by the Borrowers, proceed to protect, exercise and enforce the rights and remedies of the Lender under the Note against the Borrowers, and such other rights and remedies as are provided by law or equity. Such proceeding may take place either by suit in equity or by action at law, or both, and may be for specific performance of any covenant or agreement contained in this Note or in the aid of the exercise of any power granted in this Note.

(d) Waiver.  If an Event of Default occurs and is continuing under Section 10 hereof, only the Lender may waive such Event of Default.

12. Intentionally Omitted

13. Miscellaneous.

(a) Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

(i) In any litigation in any court with respect to, in connection with, or arising out of this Note or any instrument or document delivered pursuant to this Note, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between the Borrowers and the Lender, the Borrowers to the fullest extent it may legally do so, (A) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action and (B) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THE BORROWERS AGREE THAT THIS SECTION 13(a) IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND ACKNOWLEDGES THAT THE LENDER WOULD NOT EXTEND ANY CREDIT TO THE BORROWERS HEREUNDER IF THIS SECTION 13(a) WERE NOT PART OF THIS NOTE.

(ii) The Borrowers hereby irrevocably consents to the exclusive jurisdiction of any state court located within Palm Beach County, Florida or the United States District Court for the Southern District of Florida, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise.  In any such litigation, the Borrowers waive, to the fullest extent they may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Borrowers, at the Borrowers’ address set forth on the signature page hereto.  The Borrowers hereby waive, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

(b) Notice.  Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth above for the Lender or set forth on the signature page for the Borrower (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the first Business Day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid; (ii) on the fifth Business Day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually delivered to the addressee. Copies may be sent by regular first-class mail, postage prepaid, to such person(s) as a party may direct from time to time by notice to the others, but failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party.

(c) Renewal; Amendments and Modification.  This Note may be  renewed and extended by the Lender for additional three-month periods following the Original Maturity Date provided that no Event of Default has occurred and is continuing.  Notwithstanding the foregoing, this Note may be renewed for a maximum of up to one (1) additional three-month periods provided that no Event of Default has occurred and is continuing. For the avoidance of doubt, this Note cannot be extended or renewed beyond and all outstanding principal and interest  and all other sums due to Lender under this Note will become absolutely and fully due and payable on September 12, 2010 (the “Final Maturity Date”).  Lender will provide written notice of its intention to extend and renew this Note prior to the applicable maturity date.  No provision hereof may be altered, amended, waived or limited except by written instrument expressly referring to this Note and to such provision and executed by the Borrowers and the Lender.  None of the terms or provisions of this Note shall be deemed to have been abrogated, modified or waived by reason of any forbearance on the part of the Lender or by reason of any failure or failures to enforce the same.

(d) Governing Law.  This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to principles of conflicts or choice of law (or any other law that would make any substantive laws of any state other than the State of Florida applicable hereto).

(e) Expenses.  The Borrowers shall be responsible to pay the aggregate amount of all costs and expenses (including, without limitation, reasonable legal fees, accountants fees, due diligence fees and stamp taxes), incurred by the Lender in connection with the negotiation and preparation of the transactions contemplated by this Note and the Pledge Agreement.  Payment of the Lender’s costs and expenses described above shall be made on the Funding Date and allocated and set forth on the funds flow memorandum.  The Borrowers shall also be responsible to pay on demand all costs and expenses which may be incurred by Lender associated with the monitoring, review, inspections of records and the Collateral (as defined in the Pledge Agreement), amendments, modifications, extensions, perfection, protection, enforcement and adjudication of this Note and the Pledge Agreement (including, without limitation, reasonable legal fees and accountants fees).

(f) Captions.  The section and paragraph headings contained in this Note are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Note.

(g) Assignment.  This Note may be assigned by the Lender without the consent of, or notice to, the Borrowers and any assignee of this Note shall be deemed the “Lender” for all purposes hereunder.  This Note and any obligations hereunder may not be assigned by the Borrowers.  This Note and all obligations of the Borrowers hereunder shall be binding upon the successors of the Borrowers, and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender, and its successors and assigns.

(h) Presentment.  Presentment for payment, notice of dishonor, protest and notice of protest are hereby each waived by the Borrowers.  Any other waiver or consent respecting this Note shall be effective only if in writing and granted by the Lender and then only in the specific instance and for the specific purpose for which given. No such other waiver or consent shall be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Lender at any time or times to require performance of, or to exercise the Lender’s rights with respect to, any term or provision of this Note in no manner shall affect the Lender’s right at a later time to enforce any such term or provision. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand. All rights, powers, privileges, remedies and other interests of the Lender under this Note and applicable law are cumulative and not alternatives.

(i) Entire Agreement.  This Note, together with the Pledge Agreement, contain the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

(j) Severability.  Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first written above.

ZEROSMOKE NORTH AMERICA, INC.

By:	/s/
Name: Paolo Internicola
Title: President

SCHEDULE A

Rent $1,305.00
Federal Express $200.00
UPS $39.43
Dr Frank settlement payment 3 of 4 $5,000.00
ECRM Trade show $7,150.00
Travel for trade show $1,250.00
Product development $3,500.00
Lease for copy machine $1,200.00
Telemarketing $1,200.00
Susan Vonachen salary $750.00
FPL $200.00
Cable $ 75.00
Phone $350.00
CPA $125.00
Office Alarm $158.00
Datapak Services Fulfillment $ 2,500.00

EXHIBIT A

SECURITY AGREEMENT